                                                                 EXHIBIT 10.8

                 SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT


This Agreement is made between Zane Publishing, Inc., a Texas corporation with its principal place of business at 1950 Stemmons, Suite 4044, Dallas, Texas 75207-3109 ("Publisher"), and the company with its principal place of business located at the address on the signature page ("Licensee"). This Agreement is effective as of the date signed by Publisher on the signature page ("Effective Date").

                                    RECITALS

Publisher publishes the software identified in Exhibit A ("Publisher Software") which is to be combined by Licensee with the hardware products or the software compilation products identified in Exhibit A under the heading "Authorized Use" which are to be distributed together by Licensee ("Combined Units") in the territory defined in Exhibit A ("Territory"). Licensee desires to replicate Publisher Software from a master one-off ("Software Master") and sell the Combined Units.

The parties hereby agree to the following:

                                    AGREEMENT

1. LICENSE. Subject to the terms and conditions of this Agreement, Publisher grants to Licensee a nonexclusive (see Exhibit A for qualification regarding nonexclusivity), nontransferable, revocable license to replicate Publisher Software, and a nonexclusive (see Exhibit A for qualification regarding nonexclusivity) license to distribute and sub license copies of Publisher Software to Licensee's customers only in Combined Units in the Territory identified in Exhibit
         A. All other licenses, including but not limited to the license to rent, private label, and OEM Publisher Software, remain with Publisher. Notwithstanding the foregoing, Publisher and Licensee have agreed that Licensee shall publish the Combined Units under Licensee's name and not Publisher's name. With the exception of Publisher's copyright and trademark notices which shall appear on the packaging and on each CD-ROM containing Publisher Software, the Combined Units shall be published under Licensee's name and Publisher's name shall not be featured on the packaging for the Combined Units or in the advertising or marketing for the Combined Units. Other than the right to license Publisher Software granted herein from Publisher to Licensee, this Agreement does not transfer any right, title or ownership from Publisher to Licensee in Publisher Software, or Publisher's name, trademarks, or other software programs. This Agreement additionally does not transfer any right, title or ownership from Licensee to Publisher in Licensee's name, logo or trademarks. Licensee shall create a name (subject to Publisher's approval, which shall not be unreasonably withheld) for the Combined Units and the trademark to the name of the Combined Units, along with Licensee's name and logo, shall be and remain the property of Licensee. Licensee acknowledges that Publisher Software is being licensed, not sold, to Licensee and that any distribution or delivery of Publisher Software to any other licensee, reseller or retailer will be by license, and not by sale. Accordingly, Licensee acknowledges the 17 U.S.C. Section 109 (i.e., the "first sale doctrine" as embodied in the Copyright Act of 1976, as amended)
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SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 2 OF 12


         does not apply to Licensee's acquisition of Publisher Software. Publisher shall provide end-user technical support for the Combined Units free of charge (but not a toll-free call) and Licensee may publish Publisher's technical support telephone number (currently 214.746.5630) in the Combined Units in connection therewith.

2. ROYALTIES. Licensee agrees to pay to Publisher a royalty advance as identified in Exhibit A against a royalty due for each Combined Unit as detailed in Exhibit A. The specified royalty is due on all Combined Units distributed, sub licensed, given away, or otherwise not maintained by Licensee in its personal possession (regardless of whether Licensee is or ever will be paid, i.e. bad debt shall be the responsibility of Licensee). Notwithstanding the foregoing, Licensee shall be entitled to 100 royalty free copies of the Combined Units for marketing and promotional activities and no royalties shall be due or payable on Combined Units which are returned to the possession of Licensee by any purchaser of the Combined Units or which are damaged or defective. Licensee is responsible for collecting and paying for all sales, value-added, use, tariffs, duties and similar taxes resulting from Licensee's distribution and sub licensing of Publisher Software. Publisher shall be responsible for any and all taxes imposed on the royalties due under the terms of this Agreement from Licensee to Publisher. Royalties are due per the terms indicated in Exhibit A and are considered past due (and a material breach of this Agreement) if payment is not received within 15 days of the date due. A royalty statement shall be submitted to Publisher as indicated in Exhibit A, regardless of the level of sales. The royalty statement shall be certified by an officer of Licensee and be in sufficient detail to determine proper royalty calculations and include at the least the number of units sold and returned, all offsets and deductions therefrom, if any, and the calculation of the royalty due Publisher hereunder. Payments made more than 15 days after their due date will incur interest at a rate equal to 1.5% per month (i.e., 18% per year) or the highest rate permitted by applicable law, whichever is lower. Publisher has the right upon five (5) days written notice to Licensee to audit Licensee's books not more frequently than quarterly insofar as they relate to this Agreement during normal business hours at Licensee's main office. The expenses of such examination shall be borne by Publisher unless errors of accounting amount to the greater of five percent (5%) of total royalties due to Publisher upon which Licensee shall be responsible for such reasonable examination expenses.

3. BUNDLING CONDITIONS. Licensee will comply with each of the following "Bundling Conditions".

         (A.) Licensee will only distribute and sub license Publisher Software as a Combined Unit, containing the 10 Publisher Software titles set forth in Exhibit A.

         (B.) Licensee will not advertise list invoice or price Publisher Software separately from the hardware products or compilation products provided with Publisher Software in the Combined Units.

         (C.) Licensee will include no more than one copy of Publisher Software in each Combined Unit, unless otherwise authorized in writing by Publisher.

         (D.) Licensee will not unpackage the Combined Units or alter, obscure or remove any labels contained on the packaging of the Combined Units, Publisher Software, hardware products, or compilation products, including any label on the packaging stating that Publisher Software is not to be distributed or licensed on a stand-alone basis. Notwithstanding the foregoing, Licensee reserves the right to redesign the
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SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 3 OF 12




                  art printed on the face of each of the CD-ROMs containing Publishers Products, including the right to incorporate images from Publisher's Products on the face of the CD-ROM containing Publisher's Product, with Publisher's approval, not to be unreasonably withheld.

         (E.) Licensee will identify the Combined Unit as a separate stock keeping unit ("SKU") in any and all bills of materials, invoices and other like documents. Licensee will not provide a separate SKU for any Publisher Software provided in the Combined Units in any bills of materials, invoices or other like documents. Notwithstanding the foregoing, Publisher understands that Licensee shall track Publisher Software independently as regards replication of Publisher Software for the Combined Units and that bills of material, invoices and other like documents between Licensee and Replicator shall distinguish between the various Publisher Software titles. Bills of material, invoices and other like documents between Licensee and distributors, resellers, etc., however, shall reference only the one SKU number for the Combined Unit.

         (F.) INJUNCTIVE RELIEF. Licensee acknowledges that the Bundling Conditions are an essential part of this Agreement and that violation or breach of any of the Bundling Conditions would cause substantial and irreparable harm to Publisher that could not be remedied by the payment of damages alone. Accordingly, Publisher will be entitled to preliminary and permanent injunctive relief and other equitable relief (including but not limited to specific performance and a right of attachment) for any material violation or breach of the Bundling Conditions.

4.       REPLICATION & MANUFACTURING.

         (A.) REPLICATION. Licensee shall replicate Publisher Software from the Software Master in only CD-ROM format and only at a continental United States replicator ("Replicator"). Publisher shall pre-approve in writing Licensee's Replicator which shall report to Publisher, at Publisher's request, any and all details related to Licensee's replications. Publisher shall deliver a clean copy of the fully functioning version of each of Publisher's Products in machine readable form on CD-ROM on or before the effective date of this Agreement, to be used as a master for duplication and mass production of Publisher's Products (a "Gold Master").

         (B.) MANUFACTURING. Licensee is solely responsible for creating, designing, producing, and paying for all Publisher Software replication, printing, packaging, and shipping, unless identified differently in Exhibit A. Licensee shall design the packaging and the artwork for the packaging for the Combined Units and shall have the exclusive ownership interest in, and may choose to obtain, copyright registration for the packaging and/or the box design. Each Combined Unit of Publisher Software must include a Software License Agreement (attached in Exhibit B). Licensee shall provide Publisher five (5) copies of Publisher Software from the first replication, and every replication thereafter that uses a new Software Master or has different design work from previous replications. Licensee shall provide Publisher one (1) copy of the Combined Unit. Should any Gold Master contain an error or defect, Publisher agrees to use its best efforts and to take all reasonable action necessary to make the necessary repairs, without charge to Licensee, in its normal course of business, and to provide Licensee with a new Gold Master for such Publisher Software as soon as possible after the
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SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 4 OF 12


                  modifications have been completed. When making a request for a repair or correction in Publisher Software, Licensee must provide written documentation setting forth the specific circumstances, to the extent known, which precipitate each problem and the exact nature and ramifications of the problem, to the extent known. Publisher shall only be required to undertake repairs for problems which can be explained in sufficient detail to enable Publisher to reproduce the problem in its copy of the same version of Publisher's Software. The tentative "Launch" date for the Combined Units is Friday, October 6th, but Licensee reserves the right to modify the Launch date as necessary. The Launch of the Combined Units shall be deemed to have occurred on the date of the first shipment by Licensee of the Combined Units to a distributor, reseller or retailer.

5.       WARRANTIES AND INDEMNITIES.

         (A.) WARRANTIES. Each party warrants and represents that it has the full power and authority to enter into this Agreement and grant the rights and fulfill the obligations set forth herein. Publisher warrants and represents that (i) it is the owner of (or it has obtained the necessary rights from third parties to grant the licenses under this Agreement) Publisher Software, and (ii) Publisher Software does not contain any unlawful matter and does not infringe or violate any copyright, trademark, patent, trade secret, or any proprietary, contractual, or intellectual property rights of any third party. Appropriate warranty disclaimers from Publisher to end users shall be included in each Combined Unit as set forth in Exhibit B.

         (B.) INDEMNITIES. Each party will indemnify, hold harmless and, at the injured party's request, defend the injured party and its employees and agents from any claims, liability, damage, costs and expense (including but not limited to reasonable attorneys' fees and costs of suit) to the extent they arise out of breach of any of the warranties set forth in Section 5(a.) above. Licensee will defend, indemnify and hold harmless Publisher against any and all liabilities, losses and damages and pay any and all costs (including but not limited to reasonable attorney's fees and costs of suit) arising from any material violation or breach of the Bundling Conditions by Licensee, whether in connection with an investigation, proceeding or action involving Licensee.

6. ADDITIONAL COVENANTS. Licensee agrees that Licensee will not use Publisher Software in any manner to provide service bureau, time sharing, coin-operation, Internet, on-line access, OEM license, or other computer services to third parties.

7. ASSISTANCE OF LICENSEE. If any of Licensee's distributors, resellers or retailers are distributing Publisher Software in violation or breach of any of the Bundling Conditions, Licensee shall cooperate with Publisher as reasonably necessary to terminate such breach including (i) securing written assurances that the offending distributor, reseller or retailer will immediately cease (and will not continue) the unauthorized distribution of Publisher Software and (ii) ceasing or curtailing distribution of Publisher Software and Combined Units to offending distributor, reseller or retailer. Licensee shall also cooperate with Publisher should Publisher choose to commence legal proceedings for a violation of the copyright laws of the United States or for the breach of contract, as appropriate, against
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SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 5 OF 12


         the offending distributor, reseller or retailer and shall assist with (including providing information to Publisher in connection with) any investigation, proceeding or litigation involving the violation or breach by the offending distributor, reseller or retailer as reasonably necessary, but all costs associated therewith shall be borne by Publisher.

8.       TERM AND TERMINATION.

         (A.) TERM. This Agreement will commence on the Effective Date, and it will remain in effect until the Expiration Date identified in Exhibit A, unless extended upon the mutual written consent of the parties.

         (B.) TERMINATION. Either party may terminate this Agreement immediately upon written notice to the other party if (i) the other party admits in writing its inability to pay its debts generally as they become due or is insolvent or makes an assignment for the benefit of its creditors, files or has filed against it (and the same is not dismissed within 30 days of the date thereof) a valid petition in bankruptcy; has a liquidator, provisional liquidator, receiver or receiver and manager appointed in any jurisdiction in respect of all or a substantial portion of its property and assets or (ii) if Publisher ceases to carry on business as a programmer of computer software or (iii) if Licensee ceases to carry on business as a publisher and/or distributor of computer software titles. Either party may terminate this Agreement upon thirty (30) days prior written notice if the other party is in breach of this Agreement and such breach is not remedied within the thirty (30) day notice period, except that Publisher may terminate the Agreement immediately upon Licensee's breach of the Agreement for the non-payment of royalties, or for the material violation or breach by Licensee of any of the Bundling Conditions.

         (C.) EFFECT OF TERMINATION DUE TO EXPIRATION. Upon the expiration of this Agreement, Licensee: (i) shall return immediately the Software Master to Publisher; (ii) shall cease and desist immediately any and all replication of Publisher Software; and
                  (iii) may continue to distribute and sub license any remaining units of Publisher Software for up to six (6) months. Licensee's customers may continue to use Publisher Software following termination of this Agreement.

         (D.) EFFECT OF TERMINATION DUE TO BREACH BY LICENSEE. Upon the termination of this Agreement due to a breach by Licensee,
                  Licensee: (i) shall return immediately the Software Master to Publisher and (ii) shall cease and desist immediately any and all replication of Publisher Software but (Licensee shall not be entitled to the following if such termination is caused by the non-payment of royalties, or by the material violation or breach by Licensee of any of the Bundling Conditions), because both parties acknowledge that Licensee's chief asset is its customer relations, if Licensee has any commitments to provide the Combined Units to any customers then, in such event, after providing written evidence of said commitments, Licensee may continue to produce and distribute the Combined Units for those customers to which it is bound by said commitments, for so long as the commitments in question shall be binding on Licensee. Licensee shall continue to make royalty payment to Publisher on such sales of the Program. Additionally, only in the event that the termination is not caused by the non-payment of royalties, or by the material violation or breach by Licensee of any of the Bundling Conditions, Licensee shall have the right to dispose, in the normal course of business, of any inventory in its possession at the time of termination, subject to

SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 6 OF 12


                  Publisher's right of first refusal to purchase any such inventory, which right of first refusal must be exercised within five business days of the receipt of notice thereof. Licensee shall continue to make royalty payments to Publisher on such sales of the Combined Units. Licensee's customers may continue to use Publisher Software following termination of this Agreement.

         (E.) EFFECT OF TERMINATION DUE TO BREACH BY PUBLISHER. Upon the termination of this Agreement due to a material breach by Publisher, (i) Publisher shall immediately return the $[*] advance, or the portion thereof paid by Licensee prior to the termination and not earned, to Licensee; (ii) the guaranteed minimum payment of royalties of $[*] per Combined Unit on [*] units over the term of the License shall be automatically terminated and (iii) Licensee shall have the right to dispose of any remaining inventory, at whatever price Licensee deems necessary, for six (6) months following the date of termination, subject to Publisher's right of first refusal to purchase any such inventory, which right of first refusal must be exercised within five business days of the receipt of notice thereof.

9. CONFIDENTIALITY. Each party agrees that certain information disclosed by the other that is identified as confidential, including information identified as confidential relating to such party's research, development, proprietary technology, product and marketing plans, customer names, finances, personnel and business opportunities will be considered confidential information. Neither party will use any confidential information of the other except as required to achieve the objectives of this Agreement. Such restrictions will not apply to information that becomes public knowledge other than through the disclosing party. Licensee will not reverse engineer, decompile, disassemble or modify or otherwise change Publisher Software. Aside from Licensee's marketing and announcement of Publisher Software offer, neither party will make a disclosure or statement covering this Agreement or the subject matter hereof without first obtaining the prior written consent of the other party.

10. LIMITED LIABILITY. Other than as specifically set forth herein, neither party shall be liable to the other party for indirect, consequential or incidental damages or for loss of prospective profits.

11. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreement between the parties. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless agreed to in writing by both parties.

12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto. Publisher may assign, transfer or sub license all or a part of this Agreement. Licensee is prohibited from assigning all or part of this Agreement unless Licensee receives prior written permission from Publisher, which permission shall not be unreasonably withheld.

13. GOVERNING LAW. This agreement, regardless of the place of its physical execution, shall be construed and interpreted according to the laws of the State of Texas and shall be binding upon the parties, their heirs, successors, assigns and representatives. All


[*] Confidential portion deleted and filed separately with the Securities and Exchange Commission.

SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 7 OF 12


         references to Licensee and Publisher shall include their heirs, successors, assigns, and representatives. Licensee hereby consents to jurisdiction and venue in the State and Federal Courts sitting in the County of Dallas, Texas. If either party employs attorneys to enforce any rights arising out of or related to this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees, cost, and other expenses.

14. DESIGNATIONS AND NOTICES. Any notices or other communications hereunder, except as may otherwise be provided in this Agreement, will be deemed given and delivered when delivered personally, or five (5) days after being mailed if mailed by certified mail, return receipt requested, or the next business day if sent by nationally recognized courier service providing for a return receipt, in each case, postage prepaid, addressed to the address on the signature page or to such other address as either party shall designate by notice to the other, effective ten (10) days after such notice.

15. RELATIONSHIP. The parties are independent contractors and not partners, joint venturers, franchisers agents, and neither party may obligate the other to any warranty or other obligation.

16. SURVIVAL. The representations and warranties made by Licensee and Publisher in the Agreement shall continue in full force and effect for the benefit of the relevant party and shall survive the termination of this Agreement.

IN WITNESS WHEREOF, Publisher and Licensee have caused this Agreement to be executed by their duly authorized officer,

Zane Publishing, Inc.

by: __/s/  Andrew J. Preston____________________
         Andrew J. Preston, Jr., President & CEO

Date: August 30, 1995


LICENSEE:                            LICENSEE ADDRESS:
                                     PIRANHA INTERACTIVE PUBLISHING, INC
by: ___/s/ Timothy M. Brannan__      Attn: Wade Stallings, Vice President
           Timothy M. Brannan        4802 E. Ray Rd., Suite 23-245
            President                Phoenix, AZ 85044
                                     Tel: 602.460.2244
                                     Fax: 602.460.0042
Date: August 30, 1995

SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 8 OF 12

                                    EXHIBIT A

PUBLISHER SOFTWARE: (COLLECTIVELY THE "COMBINED UNIT")
          Name:  1.  Biological Sciences: Genetics
                 2.  A Literary History: Catch 22 - The Color Purple
                 3.  History through Art: The Middle Ages
                 4.  History of Music: Music and Culture
                 5.  British Literature: The War of the Worlds - Brave New World
                 6.  American Concise Encyclopedia(TM)
                 7.  World History: Nineteenth Century Nationalism
                 8.  U.S. History: U.S. Government (1865 - 1978)
                 9.  Survey of the Animal Kingdom: Amphibians and Reptiles
                10.  Isaac Asimov's Library of the Universe:  The Universe

         Titles #1 through #10 shall each be on a separate CD-ROM. Each title will contain the American Concise Encyclopedia. Each title (except for the American Concise Encyclopedia) will contain the Webster's New World Dictionary.

         Format: CD-ROM, each title in both Windows (Windows '95 and Windows 3.1 compatible) and Macintosh format

ROYALTIES:

         Advances:             $[*]; payable in two equal payment of $[*], the
                               first payment due 30 days after Launch, the second due 60 days after Launch. Subsequent regularly scheduled royalty payments shall be reduced by the amount of any outstanding advances until all advances have been recouped by Licensee, at which time regular royalty payments to Publisher shall resume.

         Royalty: $[*] per Combined Unit; payable every January 15th, April 15th, July 15th and October 15th

         Royalty Statements:   Due every January 15th, April 15th,
                               July 15th and October 15th

         Min.Initial Quantity: N/A

         Guaranteed Units:     Licensee guarantees that, prior to the
                               first anniversary of the effective date of the Agreement, Publisher will have received total payments from Licensee equivalent to the royalties due and payable on the sale of [*]
                               Combined Units.

EXPIRATION DATE: One year from the Effective Date of the Agreement. The term of the Agreement may be extended for one year increments by mutual written consent.

EXCLUSIVITY: The license for each of the individual software titles is not exclusive but the license for this particular combination of 10 software titles to be sold as a Combined Unit, is exclusive.



[*] Confidential portion deleted and filed separately with the Securities and Exchange Commission.

SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 9 OF 12



LICENSING RESTRICTIONS:
         Authorized Use:  To be sold together in a Combined Unit as one package with 10 CD-ROMS
         Territory:       Worldwide
         Reseller/End User Restrictions:  Not licensable to schools, colleges or public libraries, or a distributor who
                                          sells primarily to schools, colleges
                                          or public libraries. Licensee shall
                                          not be responsible for preventing
                                          incidental sales to those institutions
                                          through consumer retail channels.

PUBLISHER SUPPLIED DELIVERABLE(S):
         _  Software Master
         _  Software License Agreement (format: email)
         _  CD-ROM Jewel Case Front Insert (format: N/A)
         _  CD-ROM Jewel Case Back Insert (format: N/A)
         _  Software Screen shots (format: Macintosh, CD-ROM)
         _  Software Box Shots (format: Macintosh, CD-ROM)
         _  Software Marketing Copy (format: product descriptions by facsimile)

COPYRIGHT NOTIFICATIONS:

AMERICAN CONCISE ENCYCLOPEDIA (C)1995 by Zane Publishing, Inc. ASIMOV'S LIBRARY OF THE UNIVERSE: THE UNIVERSE (C)1995 by Zane Publishing, Inc., GARETH STEVENS, Inc., and CLEARVUE/eav, Inc. This electronic publication is based on the book series Isaac Asimov's Library of the Universe and Isaac Asimov's New Library of the Universe published by GARETH STEVENS, Inc., Milwaukee, Wisconsin. HISTORY THROUGH ART: THE MIDDLE AGES (C)1995, 1994 by Zane Publishing, Inc. and CLEARVUE/eav, Inc. HISTORY OF MUSIC: MUSIC AND CULTURE (C)1995, 1994 by Zane Publishing, Inc. and CLEARVUE/eav, Inc. AMERICAN LITERATURE: CATCH-22---THE COLOR PURPLE (C)1995 by Zane Publishing, Inc. and CLEARVUE/eav, Inc. BRITISH
LITERATURE: THE WAR OF THE WORLDS---BRAVE NEW WORLD (C)1995 by Zane Publishing, Inc. and CLEARVUE/eav, Inc. BIOLOGICAL SCIENCES: GENETICS (C) 1995 by Zane Publishing, Inc. and Carolina Biological Supply Company, Inc. WORLD HISTORY:
NINETEENTH CENTURY NATIONALISM (C) 1995 by Zane Publishing, Inc. and CLEARVUE/eav, Inc. U.S. HISTORY: U.S. GOVERNMENT (1865-1978) (C) 1995 by Zane Publishing, Inc. and CLEARVUE/eav, Inc. SURVEY OF THE ANIMAL KINGDOM: AMPHIBIANS AND REPTILES (C) 1995 by Zane Publishing, Inc. and Educational Images, Ltd. POWERCD is a registered trademark of Zane Publishing, Inc. 1950 Stemmons, Ste. 4044, Dallas, TX 75207-3109, 214-746-5555. Windows is a trademark and the Windows logo is a registered trademark of Microsoft Corporation. Macintosh and the Mac OS logo are trademarks of Apple Computer, Inc., used under license. American Concise Encyclopedia source: Barron's New Student's Concise Encyclopedia, (C)1993, 1988 Barron's Educational Series, Inc., used under license. Webster's New World Dictionary(R) (Third College Edition), (C)1994 Simon & Schuster, Inc. Webster's New World Dictionary(R) and associated colophons are registered trademarks of Simon & Schuster, Inc. All rights reserved. Used under license from Simon & Schuster, Inc. Barron's Book Notes,
(C)1984-1986 Barron's Educational Series, Inc., used under license from Educorp Consultants Corporation. Published by Piranha Interactive Publishing, Inc. Copyright (C) box design 1995 Piranha Interactive Publishing, Inc. All rights reserved. Piranha Interactive Publishing, Inc. and the Piranha logo are trademarks

SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 10 OF 12


of Piranha Interactive Publishing, Inc. Piranha Pack and The Academic Edge are trademarks of Piranha Interactive Publishing, Inc. All other brand or product names are registered trademarks, trademarks, or service marks of their respective holders. All rights reserved. Made in the United States of America.

SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 11 OF 12




                                    EXHIBIT B
                           SOFTWARE LICENSE AGREEMENT

                            IMPORTANT NOTICE TO USER


It is important that you read this document before using the enclosed POWERCD runtime software (the "Software"). By using the Software, you agree to be bound by the following agreement (hereinafter, the "Agreement") between you (the "User"), Zane Publishing, Inc. ("Zane") and Piranha Interactive Publishing, Inc. ("Piranha"). If you do not agree to the terms of the Agreement, please promptly return the Software to the place you obtained it for a full refund.

LICENSE GRANT. Zane grants a single User a non-exclusive, nontransferable, limited license to use the Software with compatible equipment. The Software is licensed for use by a single User on a single computer in a single location. Use on a network is prohibited. Additionally, use of the Software titles Biological
Sciences: Genetics; A Literary History: Catch 22 - The Color Purple; History through Art: The Middle Ages; History of Music: Music and Culture; British
Literature: War of the Worlds - Brave New World; World History: Nineteenth Century Nationalism; U.S. History: U.S. Government (1865 - 1978) and Isaac Asimov's Library of the Universe: The Universe in schools, colleges, and public libraries is prohibited. COPYING. Any copying of the Software is prohibited. OTHER. User may not loan, lease, rent, distribute or transfer the Software, nor reverse engineer or otherwise attempt to discern the source code of the Software, nor publicly display the Software contents. TITLE. Title to the Software is not transferred to User. Ownership of the enclosed copy of the Software is vested in Zane, subject to the rights granted to User in this Agreement. User understands and acknowledges that, unless otherwise notified in writing by Zane, the Software and all of the data, information, images, audio, text, video, animation, and other contents of the Software are protected by United States copyright laws and international treaty provisions.

LIMITED WARRANTY. Zane warrants that the medium upon which the Software is provided by Zane to User shall be free from defects in material and workmanship under normal use for a period of 90 days from the date of User's receipt thereof. DISCLAIMER. EXCEPT AS EXPRESSLY STATED HEREIN, THE SOFTWARE IS PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF PERFORMANCE OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. USER BEARS ALL RISK RELATING TO QUALITY AND PERFORMANCE OF THE SOFTWARE. The performance of the Software varies with the various manufacturers' equipment with which it is used. Neither Zane nor Piranha warrants that the Software or the functions contained in the Software will meet User's requirements, operate without interruption or be error free. LIMITATION OF LIABILITY. User's exclusive remedy for breach by Zane of its limited warranty shall be replacement of any defective medium upon its return to Zane within the warranty period (evidence of purchase and Software registration required), or, if Zane is unable to provide a replacement which is free of defect, refund of the license fee paid by User with respect to such medium (refunds to be processed through the venue Software was purchased). In no event will Zane or Piranha be liable for any lost profits, business interruption, loss of business information, or other damages, including direct, indirect, incidental, special, consequential or any other type of damages, arising out of this Agreement or the use or

SOFTWARE MANUFACTURING & DISTRIBUTION AGREEMENT, PAGE 12 OF 12

inability to use the Software licensed hereunder, even if Zane or Piranha has been advised of the possibility of such damages. This warranty gives you specific legal rights. You may have other rights which vary from jurisdiction to jurisdiction. Some states do not allow certain limitations on warranties, in which case the above limitations may not apply to you.

GENERAL PROVISIONS. TERM AND TERMINATION. User may terminate this Agreement by ceasing all use of and destroying the Software. Zane may terminate this Agreement if User commits a material breach hereof. Upon any termination of this Agreement, User shall cease all use of the Software, destroy the copy thereof then in its possession and take such other actions as Zane may reasonably request to ensure that no copies of the Software remain in its possession. EFFECT OF AGREEMENT. This Agreement embodies the entire understanding between the parties with respect to, and supersedes any prior understanding or agreement, oral or written, relating to the Software. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Texas. GENERAL PROVISIONS. Neither this Agreement nor any part or portion hereof shall be assigned, sub licensed or otherwise transferred by User. Should any provision of this Agreement be held to be void, invalid, unenforceable or illegal by a court, the validity and enforceability of the other provisions shall not be affected thereby. Failure of a party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision or of the right to enforce such provision.

POWERCD is a registered trademark of Zane Publishing, Inc., Dallas, TX. (C)1995 by Zane Publishing, Inc. All rights reserved.

                                  AMENDMENT #1


Whereas, Zane Publishing, Inc., a Texas corporation with its principal place of business at 1950 Stemmons, Suite 4044, Dallas, Texas 75207-3109 ("Publisher"), and Piranha Interactive Publishing, Inc., an Arizona corporation with its principal place of business at 1839 West Drake, Suite B, Tempe, AZ 85283 ("Licensee") have entered into that certain Software Manufacturing & Distribution Agreement dated August 30, 1995 (the "Agreement") and;

Whereas, Publisher and Licensee now wish to make certain limited exceptions to the terms of the Agreement, as set forth in this Amendment #1 (the "Amendment"), in order to permit Licensee to take advantage of a specific series of orders to be placed by Apple Computer, Inc. ("Apple");

Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Despite the terms of the consumer license restriction set forth in Exhibits A and B to the Agreement, specifically the statement that the CD ROMS contained in the Combined Unit are "not licensable to schools, colleges or public libraries, or a distributor who sells primarily to schools, colleges or public libraries," the Publisher hereby agrees that of the Publisher Software, the following three specific titles, which Publisher owns or has the right to sublicense for the purposes set forth in this Amendment:

1) Survey of the Animal Kindgdom: Amphibians and Reptiles;
2) American Concise Encyclopedia; and
3) Webster's New World Dictionary (as background material)

(individually a "Publisher Title" and collectively the "Publisher Titles") shall be licensable by Licensee to schools and colleges as part of, and only as part of, the series of orders to be placed by Apple with Licensee for the Combined Units as part of a promotion called "Bring Learning Home" being conducted by Apple (the "Promotion"). Under the terms of the Promotion, Apple will provide to the purchaser of Apple computers, in the packaging contained with the Apple computers, a certificate which schools may send to Apple to redeem for one Combined Unit. The Combined Units sold to Apple (with revised licensing terms permitting the software to be licensed to schools and colleges) in connection with the Promotion shall be referred to as the "Promotional Combined Units."

Licensee is responsible for contacting Clearvue/eav, Inc. ("Clearvue"), the owner of the other eight titles (each a "Title" and collectively the "Titles") and obtaining their written permission to make the same exception to the licensing restrictions for those Titles. Only when Licensee has obtained the written consent of Clearvue, and provided a letter from Clearvue confirming the same to Publisher, may Licensee proceed to revise the written consumer software license agreement and proceed to sell the Promotional Combined Units to Apple as part of the Promotion. Licensee bears all responsibility for reaching a written agreement with Clearvue regarding the royalties to be paid by Licensee to Clearvue for the eight Clearvue Titles to be contained in the Promotional Combined Units and Licensee is responsible for making those royalty payments directly to Clearvue. Such royalty payments to Clearvue shall be in addition to the royalty to be paid by Licensee to Publisher for the three Publisher Titles.

The royalty to be paid by Licensee to Publisher in connection with the sale of the Promotional Combined Units shall be $[*] per Publisher Title, for a total of $[*] per Promotional Combined Unit.


[*] Confidential portion deleted and filed separately with the Securities and Exchange Commission.

Sales of the Promotional Combined Units and the royalties paid in connection therewith shall NOT be applied to or count toward the guaranteed royalties due from Licensee to Publisher in accordance with the terms of Exhibit A of the Agreement.

Publisher knows of, and does not object to, Clearvue's request that Licensee include a statement on the Promotional Combined Unit box reflecting the fact that the package contains computer software with a value of at least $500.

Paragraph 9 of the Agreement is amended to permit Licensee, in this one instance, to divulge the terms and contents of the Agreement to Clearvue. Publisher consents to the possible use of the form of the Agreement by Licensee and Clearvue for the contract between those parties for publication of the Titles in the Promotional Combined Units.

The exceptions granted by Publisher to Licensee pursuant to the terms of this Amendment are "one-time" restricted exceptions which are being made exclusively for the Promotion and the sales of the Promotional Combined Units in connection therewith. All other sales of the Combined Units by Licensee to any other parties shall continue to be made in conformity with the terms of the Agreement and any future, further exceptions to the consumer license restrictions set forth in the Agreement, if any, must also be separately negotiated and set forth in a written amendment, signed by both parties.

The term of this Amendment and permission to sell the Promotional Combined Units in accordance herewith shall be for one year from the Effective Date of this Amendment, and may be extended for one year increments by mutual written consent. Although the Agreement may expire on August 30, 1996 and if not extended by mutual consent, the term of this Amendment and permission to sell the Promotional Combined Units to Apple in accordance with the terms of this Amendment, shall survive any such termination.

Licensee agrees to consult with Publisher regarding the possibility of placing a sticker on the box containing the Promotional Combined Units, and to add such a sticker if deemed necessary by Publisher, in order to address concerns the Publisher has had with enquiries from end users of the Combined Units to date.

Any terms used in this Amendment and not defined in this Amendment shall have the meaning ascribed to such terms by the Agreement.

Other than as amended herein, all other terms of the Agreement remain valid and in full force and effect and are applicable to the sale of the Combined Units whether as part of the Promotion or otherwise.

"Publisher"                             "Licensee"
Zane Publishing, Inc.                   Piranha Interactive Publishing, Inc.

Date:   3/29/96                         Date:   3/29/96

by:__/s/ Reed Bilbray_________          by:___/s/ Timothy M. Brannan_____
         Reed Bilbray                             Timothy M. Brannan
         Vice President                           President